                                                                    Exhibit 10.7

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                              AMENDED AND RESTATED

                             SHAREHOLDERS AGREEMENT

                                      AMONG

                         RED ROBIN GOURMET BURGERS, INC.

                              SKYLARK COMPANY, LTD

                                RR INVESTORS, LLC

                              RR INVESTORS II, LLC

                                MICHAEL J. SNYDER

                                       AND

                           CERTAIN OTHER SHAREHOLDERS





                     ---------------------------------------

                           Dated as of August 9, 2001

                     ---------------------------------------



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

                                Table of Contents

                                                                           Page
1.   Definitions .........................................................   1

2.   Holding Co. Board of Directors ......................................   5

     (a)   Constitution of the Board .....................................   5

     (b)   Board Action ..................................................   7

     (c)   Committees ....................................................   9

     (d)   Expenses ......................................................   9

     (e)   Directors Insurance ...........................................   9

     (f)   Board of Subsidiaries .........................................   9

     (g)   Operating Co. Board of Directors ..............................   9

3.   Restrictions on Transfer of Covered Shares ..........................  10

     (a)   Transfer of Covered Shares ....................................  11

     (b)   First Refusal Right ...........................................  11

     (c)   Permitted Transfers ...........................................  12

     (d)   Termination of Restrictions ...................................  13

     (e)   Securities Laws ...............................................  13

     (f)   Prohibited Transfer ...........................................  13

     (g)   Improper Transfer .............................................  14

4.   Right to Compel Sale or Public Offering .............................  14

     (a)   Right to Compel Sale or Public Offering .......................  14

     (b)   Compelled Sale ................................................  14

     (c)   Compelled Sale Notice .........................................  15

     (d)   Rule 506 ......................................................  17

     (e)   Public Offering ...............................................  18

     (f)   Appraisal Option ..............................................  18

5.   The Holding Company's Right to Purchase Covered Shares Upon
     Involuntary Transfer ................................................  19

6.   Pre-emptive Rights ..................................................  20

7.   Legend ..............................................................  20

8.   Transfer or Issuance ................................................  21

     (a)   Transfer ......................................................  21

     (b)   Issuance ......................................................  21

9.    Representation and Warranty of Shareholders .........................  21

10.   Miscellaneous .......................................................  21

      (a)   Amendment and Waiver ..........................................  21

      (b)   Information Rights ............................................  21

      (c)   Severability ..................................................  22

      (d)   Entire Agreement ..............................................  22

      (e)   Successors and Assigns ........................................  22

      (f)   Counterparts ..................................................  22

      (g)   Remedies ......................................................  22

      (h)   Notices .......................................................  23

      (i)   Governing Law .................................................  25

      (j)   Descriptive Headings ..........................................  25

      (k)   Termination ...................................................  25

                              AMENDED AND RESTATED
                             SHAREHOLDERS AGREEMENT

          This AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this "Agreement") is made and entered into this 9 day of August, 2001 by and among Red Robin Gourmet Burgers, Inc., a Delaware corporation (the "Holding Company"), the Persons, including Skylark Company, Ltd., a Japan corporation ("Skylark"), listed in Schedule A (the "Skylark Holders"), RR Investors, LLC, a Virginia limited liability company ("Investors I"), RR Investors II, LLC, a Virginia limited liability company ("Investors II" and together with Investors I, "Investors"), Michael J. Snyder ("Snyder") and each of the Persons listed in Schedule B hereto (together with Snyder, the "Snyder Group") and each of the Persons listed in Schedule C hereto (the "Existing Shareholders"). The Skylark Holders, Investors, the Snyder Group, the Existing Shareholders and the Option Executives, and their respective successors and permitted assigns (including any Related Transferees), are collectively referred to as the "Shareholders" and individually as a "Shareholder."

          On May 11, 2000, Red Robin International, Inc., a Nevada corporation and a wholly owned subsidiary of the Holding Company (the "Operating Company"), and the Shareholders entered into that certain Shareholders Agreement (the "Shareholders Agreement") to, among other things, provide for the governance of the Operating Company and to specify and limit the manner and terms upon which the Covered Shares (as hereinafter defined) shall or may be transferred.

          On January 23, 2001, the Operating Company, the Holding Company and Red Robin Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Holding Company ("RRMS"), entered into a Merger Agreement (the "Merger Agreement") to provide for a corporate reorganization of the Operating Company whereby RRMS would be merged with and into the Operating Company (the "Merger"), with (a) the Operating Company continuing as the surviving corporation of such merger, and (b) each outstanding share (or any fraction thereof) of the common stock of the Operating Company being converted in such merger into a like number of shares of the common stock of the Holding Company, par value $0.001 per share.

          Concurrently with the consummation of the Merger in accordance with the terms of the Merger Agreement, the parties hereto desire to amend and restate, in its entirety, the Shareholders Agreement in order to add the Holding Company as a party hereto in substitution of the Operating Company, to provide for the governance of the Holding Company and to specify and limit the manner and terms upon and by which the Covered Shares shall or may be transferred.

          The parties to this Agreement hereby agree as follows:

     1. Definitions. Terms defined in this Agreement shall have the meaning ascribed to them in this Agreement, in addition, as used in this Agreement, the following terms shall have the following respective meanings, whether used in the singular or the plural:

          "Affiliate" of any Person means any other Person directly or indirectly controlling (including all directors and officers of such Person) or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control", when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Appraisal Purchasers" has the meaning set forth in Section 4(f)(ii).

          "Appraisal Shares" has the meaning set forth in Section 4(f)(i).

          "Bona Fide Offer" has the meaning set forth in Section 3(b).

          "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Richmond, Virginia, New York, New York, or Denver, Colorado are authorized by law to close.

          "Common Shares" means the Holding Company's common stock, $0.001 par value.

          "Compelled Sale" has the meaning set forth in Section 4(a).

          "Control Transfer" means one or a series of related transactions as a result of which (i) any Third Party, or group of Third Parties acting in concert, acquires, directly or indirectly, a majority of the Holding Company's Voting Shares (on a Fully-Diluted Basis), (ii) the Holding Company consolidates with or merges into or with, or effects any plan of share exchange with, any Person and after giving effect to such consolidation or merger or plan of share exchange any Third Party or group of Third Parties acting in concert owns, directly or indirectly, a majority of the Voting Shares of the Person (on a Fully-Diluted Basis) surviving such consolidation or merger or (iii) in one transaction or a series of related transactions, all or substantially all of the assets of the Holding Company and its Subsidiaries are sold, leased, exchanged or otherwise transferred as an entirety to any Third Party or group of Third Parties acting in concert (the "Acquiring Persons") and after giving effect to such transaction any Third Party or group of Third Parties acting in concert owns, directly or indirectly, a majority of the Voting Shares of the Acquiring Persons (on a Fully-Diluted Basis).

          "Covered Shares" means, without duplication, (A) the Common Shares purchased or otherwise acquired by the Shareholders, which as of a date of determination are outstanding, (B) the Underlying Shares (or the instrument pursuant to which such Underlying Shares are issuable) which as of such date are outstanding (or, in the case of such instrument, may at such time be exercised), and (C) any equity securities referred to in clauses (A) and (B) above issued or issuable directly or indirectly with respect to the Shares, which as of such date are outstanding, by way of share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation, plan of share exchange or other reorganization. For purposes of this Agreement, a Person will be deemed to be a holder or owner of Covered Shares whenever such Person has the right, other than pursuant to the terms of this Agreement, to acquire such Covered Shares (by conversion, exercise of warrant or option or otherwise, but disregarding any legal restrictions (other than imposed pursuant to this Agreement) upon the exercise of such right), whether or not such right has been exercised. As to any particular shares constituting Covered Shares, such shares will cease to be Covered Shares when they have been sold pursuant to a Public Sale.

          "Duly Endorsed" means duly endorsed in blank by the Person or Persons in whose name a share certificate is registered or accompanied by a duly executed share assignment separate from the certificate with, in the case of a Person other than the Skylark Holders, Investors and the Snyder Group, the signature(s) thereon guaranteed by a commercial bank or trust company or a member of a national securities exchange or of the National Association of Securities Dealers, Inc.

          "Executive Stock Options" means the options to purchase Common Shares awarded to Option Executives pursuant to the Stock Option Plans.

          "Fair Market Value" per Common Share means, as of any date, the fair market value per Common Share as of such date, calculated on a Fully-Diluted Basis and determined in good faith by the Holding Co. Board of Directors.

          "Fully-Diluted Basis" means, without duplication, all outstanding Common Shares and all Underlying Shares.

          "Funded Debt" means, as of any date, without duplication, with respect to any Person, (i) all indebtedness for borrowed money or for the deferred purchase of property, (ii) the face amount of all letters of credit, banker's acceptances and other credit facilities issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iii) all indebtedness secured by any lien on any property owned by such Person, to the extent attributable to such Person's interest in such property even though such Person has not assumed or become liable for the payment thereof, (iv) lease obligations of such Person which, in accordance with generally acceptable accounting principles, should be capitalized, (v) obligations with respect to any conditional sale agreement or title retention agreement and (vi) guarantees by such Person of the Funded Debt of another Person, but excluding in each case trade and other accounts payable in the ordinary course of business.

          "Holding Co. Board of Directors" means the board of directors of the Holding Company.

          "HSR Act" means the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended.

          "Involuntary Transfer" means any transfer of title or beneficial ownership of Covered Shares (other than a transfer pursuant to Section 3(c)(iii)) upon default, foreclosure, forfeit, divorce, court order, or otherwise than upon a voluntary decision on the part of a Shareholder.

         "Offeror" has the meaning set forth in Section 3(b).

         "Operating Company" means Red Robin International, Inc., a Nevada corporation and a wholly owned subsidiary of the Holding Company.

         "Operating Co. Board of Directors" means the board of directors of the Operating Company.

         "Option Executives" means employees of the Holding Company or its Subsidiaries who are awarded Executive Stock Options.

         "Permitted Transferee" means the holder of Covered Shares where such shares were acquired pursuant to a transfer permitted by Section 3(c) hereof.

         "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association or organization, joint venture, government or department or agency thereof, or other entity of whatever nature.

         "Public Offering" means any sale of Common Shares pursuant to a registered public offering under the Securities Act.

         "Public Sale" means any Public Offering or any sale of Common Shares to the public pursuant to Rule 144 effected through a broker or dealer.

         "Qualified Public Offering" means a Public Sale of Common Shares which, when aggregated with all previous Public Sales of Common Shares, results in at least 20% of the Common Shares outstanding on a Fully-Diluted Basis being held by Persons other than Shareholders and their respective Affiliates and gross proceeds of at least $30 million.

         "Related Transferee" has the meaning set forth in Section 3(c).

         "Rule 144" means Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act as such rule may be amended from time to time, or any similar rule then in force.

         "Securities Act" means the United States Securities Act of 1933, as amended from time to time.

         "Securities and Exchange Commission" means the United States Securities and Exchange Commission and includes any federal governmental body or agency succeeding to the functions thereof.

         "Senior Debt Facility" means the credit facility of the Operating Company pursuant to and substantially in accordance with that certain Loan Agreement, dated as of September 6, 2000, by and among the Operating Company, FINOVA Capital Corporation, and certain financial institutions from time to time parties thereto, as the same shall be amended, amended and restated, supplemented, restructured or otherwise modified from time to time (in whole or in part and without limitation as to terms, conditions or covenants and without regard to the principal amount thereof) and in effect, including all related notes, collateral documents, guaranties, instruments and agreements entered into in connection therewith, and any successive restructurings, renewals or refundings thereof.

              "Shareholder" has the meaning set forth in the Recitals.

              "Skylark Holders" means the Persons listed in Schedule A.

              "Stock Option Plans" means the Holding Company's Employee Stock Option Plan, 1990, Employee Stock Option Plan, 1996 and the 2000 Management Performance Common Stock Option Plan pursuant to which options to purchase Common Shares are to be awarded to certain employees of the Holding Company or its Subsidiaries and any other stock option plan or other equity-based employee benefit plans approved by the Holding Co. Board of Directors after the date of this Agreement.

              "Subsidiary" means, with respect to any Person, any corporation of which an aggregate of 50% or more of the outstanding share capital or capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, capital stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

              "Third Party" means a Person who was not (i) a party to this Agreement immediately after the date hereof, (ii) a Permitted Transferee of a transferor who was, or whose predecessor in interest was, a party to this Agreement immediately after the date hereof or (iii) an Affiliate of the Holding Company or any Shareholder or (iv) an employee of the Holding Company or any of its Subsidiaries on the date such person became a Shareholder.

              "Underlying Shares" means, as the context requires, all Common Shares issuable upon exercise of any then outstanding options (including the Executive Stock Options), warrants, convertible or exchangeable securities or other similar instruments or rights.

              "Voting Shares" means shares of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors of a corporation (irrespective of whether or not at the time shares of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

         2.   Holding Co. Board of Directors.

              (a) Constitution of the Board. Each Shareholder shall appear in person or by proxy at any annual or special meeting of shareholders for the purpose of obtaining a quorum and shall vote or cause the vote of the Covered Shares and any other Voting Shares of the Holding Company over which he or it has voting control, either in person or by proxy, and will take all other necessary or desirable action within his control (whether in his capacity as a shareholder, director or officer of the Holding Company or otherwise), and the Holding Company shall take all necessary or desirable action within its control, in order to cause:

         (i)  the Holding Co. Board of Directors to consist of five members;

         (ii) so long as the Skylark Holders, their Affiliates and the Skylark Holders' or their Affiliates' Related Transferees hold collectively at least a number of Common Shares equal to 90% of the Common Shares held by them as of May 11, 2000 (as such number is equitably adjusted to reflect stock splits, stock dividends, recapitalizations and reclassifications), the election of two directors designated by the Skylark Holders, and so long as the Skylark Holders, their Affiliates and the Skylark Holders' or their Affiliates' Related Transferees hold collectively at least a number of Common Shares equal to 50% of the Common Shares held by them as of May 11, 2000 (as such number is equitably adjusted to reflect stock splits, stock dividends, recapitalizations and reclassifications), the election of one director designated by the Skylark Holders ("Skylark Directors");

         (iii) so long as Investors, its Affiliates and Investors' or its Affiliates' Related Transferees hold collectively at least a number of Common Shares equal to 90% of the Common Shares held by them as of May 11, 2000 (as such number is equitably adjusted to reflect stock splits, stock dividends, recapitalizations and reclassifications), the election of two directors designated by Investors, and so long as Investors, its Affiliates and Investors' or its Affiliates' Related Transferees hold collectively at least a number of Common Shares equal to 50% of the Common Shares held by them as of May 11, 2000 (as such number is equitably adjusted to reflect stock splits, stock dividends, recapitalizations and reclassifications), the election of one director designated by Investors ("Investors Directors"); provided that so long as Investors is entitled to -------- designate one or more directors pursuant to this Section 2(a)(iii) and Quad-C Partners V, L.P., a Delaware limited partnership, directly or indirectly holds any Common Shares, it shall be entitled to designate one of the Investors Directors;

         (iv) so long as he is the Chief Executive Officer of the Holding Company and holds at least a number of Executive Stock Options and/or Common Shares equal to 90% of the Executive Stock Options and Common Shares held by him as of May 11, 2000 (as such number is equitably adjusted to reflect stock splits, stock dividends, recapitalizations and reclassifications), the election of Snyder as a director; provided that in the event Snyder ceases to be the
                         --------
Chief Executive Officer of the Holding Company, so long as the Snyder Group holds at least a number of Executive Stock Options and/or Common Shares equal to 90% of the Executive Stock Options and Common Shares held by them as of May 11, 2000 (as such number is equitably adjusted to reflect stock splits, stock dividends, recapitalizations and reclassifications), the election of one director designated by the Snyder Group;

         (v) so long as Skylark, Investors, Snyder or the Snyder Group is entitled to designate directors pursuant to this Section 2(a), the removal, with or without cause, of any director designated by the Skylark Holders, Investors, Snyder or the Snyder Group, as the case may be, only at the respective written request of the Skylark Holders, Investors, Snyder or the Snyder Group, as the case may be; and

         (vi) in the event that any director designated by the Skylark Holders , Investors or the Snyder Group pursuant to this Section 2(a) ceases for any reason to serve as a member of the Holding Co. Board of Directors during his term of office, the resulting vacancy on the Holding Co. Board of Directors to be filled by a representative designated by the Skylark Holders, Investors or the Snyder Group, as the case may be, hereunder (so long as the Skylark Holders, Investors or the Snyder Group, as the case may be, is entitled to designate the director pursuant to this Section 2).

(b)      Board Action.

         (i) At all meetings of the Holding Co. Board of Directors, a majority of the number of the directors then in office, including in any case at least one Skylark Director and at least one Investors Director, shall constitute a quorum for the transaction of business thereat. Except as expressly otherwise provided in this Agreement, the vote of a majority of the directors present at a meeting of the Holding Co. Board of Directors with respect to which notice thereof pursuant to the by-laws of the Holding Company as in effect on the date hereof shall have been duly given and at which a quorum is present shall be the act of the Holding Co. Board of Directors.

         (ii) During the term of this Agreement, (A) so long as Investors, its Affiliates and Investors' or its Affiliates' Related Transferees hold in excess of 25% of the outstanding Voting Securities of the Holding Company, without the approval of at least one Investors Director, and (B) so long as Skylark guarantees or provides other similar credit support for any of the long-term debt of the Holding Company or its Subsidiaries, without the approval of at least one Skylark Director, neither the Holding Company nor any of its Subsidiaries shall:

              (A) enter into or make material modifications to any agreement or transaction or series of related transactions with any Affiliate;

              (B) effect a recapitalization or an increase or reduction in the amount of its equity securities or the creation of any additional class of capital stock or the issuance of additional shares of capital stock or securities convertible into, exchangeable for or granting the right to acquire (with or without the payment of consideration) capital stock other than pro rata among the holders of Common Shares except pursuant to the exercise of Executive Stock Options;

              (C) acquire (including by merger) stock or assets of another Person that will not be operated as a "Red Robin" restaurant or a reasonable extension, development or expansion thereof or ancillary thereto;

              (D) except as approved in connection with the Annual Budget (as defined below) under clause (I) or (J), acquire (including by merger) stock or assets of another Person that will be operated as a "Red Robin" restaurant or a reasonable extension, development or expansion thereof or ancillary thereto for a purchase price in excess of $7 million;

              (E) sell, lease, exchange, transfer or otherwise dispose of, directly or indirectly, in a single transaction or series of related transactions, a significant portion of the assets of the Holding Company or any of its Subsidiaries;

              (F) except as permitted under clause (C) or (D) above, merge, consolidate or effect a share exchange with, or sell all or any significant portion of the outstanding capital stock to, any other Person;

              (G) incur or guaranty any material Funded Debt in excess of $5 million or any modifications or amendment to any agreement governing the extension or guaranty thereof (other than the incurrence under the terms of the Senior Debt Facility or any agreement previously approved by the Holding Co. Board of Directors or the Operating Co. Board of Directors or the incurrence of Funded Debt permitted under any such agreement);

              (H) enter into or acquire a business that is not (1) substantially in the business conducted by the Holding Company or any of its Subsidiaries on the date hereof or (2) a reasonable extension, development or expansion thereof or ancillary thereto;

              (I) approve the annual operating and capital expenditure budget (the "Annual Budget");

              (J) expend, or commit to expend, in any fiscal year of the Holding Company, capital expenditures materially in excess of the amount provided in the Annual Budget;

              (K) commence a voluntary case or consent to the entry of an order for relief against it in an involuntary case under Chapter 7 or Chapter 11 of the United States Bankruptcy Code; or

              (L) other than amendments permitted by the second proviso of the first sentence of Section 11(a), amend this Agreement or the Certificate of Incorporation of the Holding Company in a manner which would adversely affect the rights and obligations of Investors, the Skylark Holders or the Snyder Group, as the case may be, or amend the by-laws of the Holding Company in a manner that is in conflict with the applicable provisions of this Agreement;

     provided that during the continuance of any period in which a default
     --------
     exists under the Senior Debt Facility which would entitle the lenders thereunder or the holders thereof to accelerate the obligations of the borrower thereunder, all action of the Holding Co. Board of Directors shall require the affirmative vote of at least one Investors Director and one Skylark Director if at such time Investors and/or the Skylark Holders, as the case may be, are entitled to exercise approval rights pursuant to this
     Section 2(b)(ii); provided further that so long as the Skylark Holders,
                       --------  ------
     their Affiliates and the Skylark Holders' or their Affiliates' Related Transferees hold in excess of 25% of the outstanding Voting Securities of the Holding Company, neither the Holding Company nor any of its Subsidiaries shall take the actions set forth in clause (C) or clause (H) above without the approval of at least one Skylark Director; provided
                                                                  --------
     further that in the event of conflict between the provisions of this
     -------
     Section 2(b)(ii) and the provisions of Section 4 hereof, the provisions of
     Section 4 shall control.

     (c) Committees. The Holding Co. Board of Directors may establish committees, including an Executive Committee, which shall have such authority as shall be delegated by the Holding Co. Board of Directors from time to time. So long as the Skylark Holders, their Affiliates and the Skylark Holders' or their Affiliates' Related Transferees hold collectively at least 25% of the Common Shares or Skylark guarantees or provides other similar credit support for any of the long-term debt of the Holding Company or any of its Subsidiaries, at least one Skylark Director shall be a member of each committee. So long as Investors, its Affiliates or Investors' and its Affiliates' Related Transferees hold collectively at least 25% of the Common Shares, at least one director designated by Investors shall be a member of each committee.

     (d) Expenses. The Holding Company will pay the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Holding Co. Board of Directors and any committee thereof.

     (e) Directors Insurance. The Holding Company will provide errors and omissions insurance for the benefit of the directors of the Holding Company.

     (f) Board of Subsidiaries. The provisions of this Section 2 shall also be applicable to the board of directors of each of the principal operating Subsidiaries of the Holding Company, including, without limitation, the Operating Co. Board of Directors; provided, however, that the provisions of
                                  --------  ------
Section 2(g) below shall apply only to the Operating Co. Board of Directors.

         (g) Operating Co. Board of Directors. Notwithstanding anything to the contrary herein, the Holding Company, as the sole shareholder of the Operating Company, shall take all necessary or desirable action within its control, in order to cause:

               (i) the Operating Co. Board of Directors to consist of three members;

               (ii) so long as the Skylark Holders, their Affiliates and the Skylark Holders' or their Affiliates' Related Transferees hold collectively at least a number of Common Shares equal to 50% of the Common Shares held by them as of May 11, 2000 (as such number is equitably adjusted to reflect stock splits, stock dividends, recapitalizations and reclassifications), the election of one director designated by the Skylark Holders;

               (iii) so long as Investors, its Affiliates and Investors' or its Affiliates' Related Transferees hold collectively at least a number of Common Shares equal to 50% of the Common Shares held by them as of May 11, 2000 (as such number is equitably adjusted to reflect stock splits, stock dividends, recapitalizations and reclassifications), the election of one director designated by Investors; provided that so long as
                                                  --------
         Quad-C Partners V, L.P., a Delaware limited partnership, directly or indirectly holds any Common Shares, it shall be entitled to designate such director;

               (iv) so long as he is the Chief Executive Officer of the Operating Company and holds at least a number of Executive Stock Options and/or Common Shares equal to 90% of the Executive Stock Options and Common Shares held by him as of May 11, 2000 (as such number is equitably adjusted to reflect stock splits, stock dividends, recapitalizations and reclassifications), the election of Snyder as a director; provided that in the event Snyder ceases to be the Chief
                   --------
         Executive Officer of the Operating Company, so long as the Snyder Group holds at least a number of Executive Stock Options and/or Common Shares equal to 90% of the Executive Stock Options and Common Shares held by them as of May 11, 2000 (as such number is equitably adjusted to reflect stock splits, stock dividends, recapitalizations and reclassifications), the election of one director designated by the Snyder Group;

               (v) so long as Skylark, Investors, Snyder or the Snyder Group is entitled to designate directors pursuant to this Section 2(g), the removal, with or without cause, of any director designated by the Skylark Holders, Investors, Snyder or the Snyder Group, as the case may be, only at the respective written request of the Skylark Holders, Investors, Snyder or the Snyder Group, as the case may be; and

               (vi) in the event that any director designated by the Skylark Holders , Investors or the Snyder Group pursuant to this Section 2(g) ceases for any reason to serve as a member of the Operating Co. Board of Directors during his term of office, the resulting vacancy on the Operating Co. Board of Directors to be filled by a representative designated by the Skylark Holders, Investors or the Snyder

         Group, as the case may be, hereunder (so long as the Skylark Holders, Investors or the Snyder Group, as the case may be, is entitled to designate the director pursuant to this Section 2(g)).

         3.    Restrictions on Transfer of Covered Shares.

         (a) Transfer of Covered Shares. No Shareholder will, voluntarily or involuntarily, directly or indirectly, sell, transfer, assign, pledge, donate, or otherwise encumber or dispose of any interest in any Covered Shares (a "Transfer") except (i) pursuant to a Transfer to the Holding Company, a Public Sale, a Compelled Sale pursuant to the provisions of Section 4, or to a Permitted Transferee pursuant to Section 3(c), or (ii) pursuant to the provisions of Section 3(b). (The Transfers described in Section 3(a)(i) are referred to as "Exempt Transfers" and all other Transfers are referred to as "Non-Exempt Transfers.").

         (b)   First Refusal Right.

               (i) If any Shareholder (an "Offeror") shall receive a written offer from a third party (the "Bona Fide Offer") to purchase any of its Covered Shares that would constitute a Non-Exempt Transfer and desires to accept the same, then, at least 25 Business Days before making any such Non-Exempt Transfer (the "First Offer Election Period"), the Transferor will deliver a written notice accompanied by a copy of the Bona Fide Offer (the "First Offer Notice") to the Holding Company and to all other Shareholders (the "Offerees"). The First Offer Notice will specify the proposed number of Covered Shares to be the subject of such Transfer (the "Offered Shares") and disclose in reasonable detail the proposed terms and conditions of the Transfer. Unless otherwise agreed by the Offeror, the purchase price for any such Transfer must be payable solely in cash at the closing of the transaction. For purposes of this Section 3(b), the value of any securities or other non-cash consideration to be received by the Offeror as part of the Non-Exempt Transfer shall be established by an independent appraisal or an opinion of a nationally recognized investment banking or valuation firm obtained at the expense of the Offeror.

               (ii) The Holding Company and the Offerees shall have the right to purchase all (but not less than all) of the Offered Shares, at the price and on the terms specified in the First Offer Notice (the "First Offer Right") by delivering written notice of such election (the "First Offer Election Notice") to the Offeror as provided in this Section 3(b)(ii). Within 25 Business Days after receipt of the First Offer Notice (the "Election Period"), the Holding Company shall give written notice to the Offeror and the Offerees of the number of Offered Shares it has elected to purchase. If the Holding Company does not elect to purchase all of the Offered Shares within the Election Period, the Offerees, within five Business Days after the expiration of the Election Period, shall give written notice to the Holding Company and the Offeror of the number of Offered Shares they have elected to purchase. Each Offeree shall be entitled to elect to purchase his pro rata portion of the Offered Shares that the Holding Company has not elected to purchase, and if any Offeree does not elect to purchase his pro rata portion of the Offered Shares, each electing Offeree shall be entitled to purchase all of the remaining Offered Shares; provided that if in
                                                          --------
         the aggregate such Offerees elect to purchase more than the remaining Offered Shares, such remaining Offered Shares purchased by each such electing Offeree will be reduced on a pro rata basis. The pro rata basis will be based on the number of Common Shares then held by such Offeree.

               (iii) If the Holding Company and the Offerees have elected to purchase all Offered Shares, the transfer of such shares will be consummated as soon as practicable (but in any event within 25 Business
         Days) after the later of (i) the delivery of the First Offer Election Notice by the Holding Company if it has elected to purchase all of the Offered Shares, or (ii) the delivery of the First Offer Election Notice by the Offerees if they alone, or together with the Holding Company, have elected to purchase all of the Offered Shares. If the Holding Company and the Offerees have not elected to purchase all of the Offered Shares, the Transferor may, within 90 days after the expiration of the First Offer Election Period, transfer all (but not less than all) such Offered Shares to one or more Third Parties at the same or higher price and on terms not more favorable in the aggregate to the transferee(s) than offered to the Offerees in the First Offer Notice; provided, that prior to such Transfer, such transferees shall have
         --------
         agreed in writing to be bound by the provisions of this Agreement and shall have delivered to the Holding Company an executed counterpart of this Agreement. Any Offered Shares not transferred within such 90-day period will be subject to the provisions of this Section 3 upon subsequent transfer.

               (iv) Notwithstanding the foregoing, unless the Offeror shall have consented to the purchase of less than all of the Offered Shares, no Offeree may purchase any Offered Shares unless all of the Offered Shares are to be purchased.

         (c) Permitted Transfers. The restrictions contained in this Section 3 will not apply with respect to:

               (i) any Transfer by a Shareholder that is a corporation, partnership, limited liability company or unincorporated association which is a distribution in kind to all of its shareholders, partners or members in accordance with the terms of the applicable governing instruments;

               (ii) any Transfer by will or otherwise pursuant to the laws of succession, distribution and descent;

               (iii) any Transfer by the Skylark Holders or Investors to any employee or Affiliate of the Skylark Holders or Investors or of an Affiliate thereof, or to the spouse or children of any such employee or a family limited partnership, a trust or trusts or other similar entity solely for the benefit of such employee and /or such employee's spouse or children;

               (iv)   any Transfer to an Affiliate of the transferor;

               (v) any Transfer required by a regulatory authority having jurisdiction over the transferor; and

               (vi) any Transfer by a Shareholder to that Shareholder's spouse or children or to a family limited partnership, a trust or trusts or other similar entity solely for the benefit of that Shareholder and/or that Shareholder's spouse or children;

provided, that the restrictions contained in this Section 3 will continue to be
--------
applicable to the Covered Shares after any such Transfer, and before any such Transfer is effected the transferees of such Covered Shares shall agree in writing to be bound by all the provisions of this Agreement and shall execute and deliver to the Holding Company a counterpart of this Agreement. The transferee of Covered Shares under Sections 3(c)(i), 3(c)(ii), 3(c)(iii), 3(c)(iv) and 3(c)(vi) is referred to as a "Related Transferee" of the transferor under such Section. In the event that following any Transfer by either Investors or the Skylark Holders pursuant to this Section 3(c), such transferor ceases to exist as a legal entity, then such disappearing transferor (or its successor(s), as the case may be) and all of its Related Transferees shall designate in writing a single representative who shall be authorized to act under this Agreement for and on behalf of such disappearing entity and its respective Related Transferees, as applicable.

         (d) Termination of Restrictions. The restrictions on the Transfer of Covered Shares set forth in this Section 3 will continue with respect to each Covered Share until, in the case of the restriction contained in Section 3(e), the date on which such Covered Share has been transferred in a Public Sale, and in the case of all other restrictions, the earlier of (i) the date on which such Covered Share has been transferred in a Public Sale or (ii) the date this Agreement is terminated pursuant to Section 11(k) hereof.

         (e) Securities Laws. In addition to any other restriction on Transfer herein, each Shareholder agrees that (i) subject to the terms and conditions of this Agreement, prior to making any Transfer of any of the Covered Shares, the Shareholder will give notice to the Holding Company describing the manner of such proposed Transfer and, if required by the Holding Company, (ii) the Shareholder will not effect any Transfer until either: (A) the Shareholder has delivered to the Holding Company an opinion, in a form acceptable to the Holding Company, of securities counsel acceptable to the Holding Company to the effect that no registration of the Covered Shares under the Securities Act or registration or qualification under the securities or "blue sky" laws of any state or province is required in connection with such proposed Transfer, or (B) a registration statement under the Securities Act covering such proposed Transfer has been filed by the Holding Company with the Securities and Exchange Commission and has become effective under the Securities Act and compliance with applicable state and provincial securities or "blue sky" laws has been effected.

         (f) Prohibited Transfer. Notwithstanding anything herein to the contrary, except pursuant to a Compelled Sale or a Control Transfer approved by the Holding Co.

Board of Directors, Covered Shares may not be Transferred to any Person that directly, or indirectly through one or more Affiliates, is engaged in a business similar to the business conducted by the Holding Company or any of its Subsidiaries or is a competitor of the Holding Company or any of its Subsidiaries.

         (g) Improper Transfer. Any attempt to Transfer any Covered Shares which is not in accordance with this Agreement shall be null and void, and the Holding Company shall not give any effect to such attempted Transfer in the share records of the Holding Company.

         4.    Right to Compel Sale or Public Offering.

         (a)   Right to Compel Sale or Public Offering.

               (i) In the event that at the time of the notice referred to in paragraph (c) of this Section 4 there shall not have been a Qualified Public Offering and Investors and its Affiliates and Investors' and its Affiliates' Related Transferees continue to hold at least 25% of the outstanding Common Shares, after April 30, 2005, Investors shall be entitled to give notice to the Holding Company, the Skylark Holders and Snyder that it (the "Compelling Holder") proposes either (i) to make a Control Transfer (whether pursuant to a share sale, plan of share exchange, merger, consolidation, or sale, lease, exchange or transfer of all or substantially all of the assets of the Holding Company and its Subsidiaries) (the "Compelled Sale") or (ii) to cause the Holding Company to effect a Public Offering.

               (ii) In the event that at the time of the notice referred to in paragraph (c) of this Section 4 there shall not have been a Qualified Public Offering and the Skylark Holders and their Affiliates and the Skylark Holders' and their Affiliates' Related Transferees continue to hold at least 25% of the outstanding Common Shares, after April 30, 2005, the Skylark Holders shall be entitled to give notice to the Holding Company, Investors and Snyder that it (the "Compelling Holder") proposes either (i) to make a Control Transfer (whether pursuant to a share sale, plan of share exchange, merger, consolidation, or sale, lease, exchange or transfer of all or substantially all of the assets of the Holding Company and its Subsidiaries) (the "Compelled Sale") or
         (ii) to cause the Holding Company to effect a Public Offering.

               (iii) In the event that at the time of the notice referred to in paragraph (c) of this Section 4, (A) Snyder is not the Chief Executive Officer of the Holding Company and the Operating Company, (B) there shall not have been a Qualified Public Offering and (C) the Snyder Group and their Related Transferees continue to hold at least 10% of the outstanding Common Shares, after April 30, 2005, Snyder shall be entitled to give notice to the Holding Company, Investors and the Skylark Holders that it (the "Compelling Holder") proposes either (i) to make a Control Transfer (whether pursuant to a share sale, plan of share exchange, merger, consolidation, or sale, lease, exchange or transfer of all or substantially all of the assets of the Holding Company and its Subsidiaries) (the "Compelled Sale") or (ii) to cause the Holding Company to effect a Public Offering.

         (b) Compelled Sale. In the event the Compelling Holder elects to make a Control Transfer, the Compelling Holder shall have the right, exercisable as set forth below, to require the Holding Company and each of the other Shareholders (the "Compelled Holders") to sell the number of Covered Shares (including Underlying Shares and whether vested or unvested) then held by them calculated as follows:

               (i) The number of Covered Shares which the Compelling Holder may require each Compelled Holder to sell shall be determined by the Compelling Holder, but shall be no greater than the product of (A) the total number of Covered Shares (including Underlying Shares) proposed to be sold in the Control Transfer (including Covered Shares of any Compelled Holders proposed to be so sold), times (B) a fraction, the numerator of which shall be the total number of Covered Shares (including Underlying Shares) then held by such Compelled Holder, and the denominator of which shall be the total number of the then outstanding Covered Shares (calculated on a Fully-Diluted Basis) (such product, the "Maximum Compelled Sale"). Notwithstanding the foregoing, each Compelled Holder shall be entitled, at its election, to include in the Compelled Sale at least such number of Covered Shares held by such Compelled Holder multiplied by the fraction, the numerator of which shall be the number of Covered Shares proposed to be sold by the Compelling Holder and the denominator of which shall be the total number of Covered Shares held by the Compelling Holder.

               (ii) Subject to the last sentence of Section 4(c)(iii), the consideration to be received by the Compelled Holder for Covered Shares sold pursuant to this Section 4 shall be the same consideration per share to be received by the Compelling Holder, and the terms and conditions of such sale by the Compelled Holders shall be the same as those upon which the Compelling Holders sell their Covered Shares.

Notwithstanding anything contained in this Section 4, the Compelling Holders shall have full and absolute discretion to effect or not to effect a sale of Covered Shares pursuant to this Section 4, and there shall be no liability on the part of the Compelling Holder to any Compelled Holder if such sale is not consummated for whatever reason.

         (c) Compelled Sale Notice. The Compelling Holder shall cause the terms of the Compelled Sale to be reduced to writing and shall provide written notice (the "Compelled Sale Notice") of such Compelled Sale to the other Shareholders as follows:

               (i) The Compelled Sale Notice shall contain written notice of the exercise of the Compelling Holder's rights pursuant to Section 4(a) hereof, setting forth the consideration per share to be paid by the purchaser in such Control Transfer (and in the event the consideration consists in part or in whole of consideration other than cash, a description of the non-cash component of the consideration, together with the Compelling Holders' reasonable estimate (supported by an independent appraisal or opinion of a nationally recognized investment banking or valuation firm) of the fair market value of such non-cash component), the other terms and conditions of the Compelled Sale, and the number of Covered Shares with respect to which such Compelling Holder are exercising their rights under this Section 4. Seven Business Days before the date the Compelling Holder has advised the Compelled Holders is the expected date of execution of the agreement pursuant to which the Compelled Sale is to be effected, but not sooner than ten Business Days after delivery of the notice, each Compelled Holder shall deliver to the Holding Company, to be held for sale, or return in the event the Compelled Sale is not consummated, upon the terms of this Section 4, the certificate or certificates representing Covered Shares held by such Compelled Holder, Duly Endorsed, together with a limited power-of-attorney authorizing the Compelling Holder or any one of them to take all actions necessary to sell or otherwise dispose of the Covered Shares to be sold pursuant to such Compelled Sale. In the event that a Compelled Holder should fail to deliver such certificate or certificates as aforesaid, the Holding Company shall cause the books and records of the Holding Company to show that such Covered Shares are bound by the provisions of this Section 4(b) and that such Covered Shares shall be Transferred only to the purchaser in such Control Transfer upon surrender for Transfer by the Compelled Holder thereof.

               (ii) During the course of negotiating and prior to effecting a Compelled Sale, the Compelling Holder shall consult with such of the Compelled Holders whose representatives are members of the Holding Co. Board of Directors and shall keep them informed with respect to developments relating to the Compelled Sale.

               (iii) Each Compelled Holder agrees to cooperate in consummating the Compelled Sale, including, without limitation, by executing and becoming a party to the sale agreement and all other appropriate related agreements, delivering share certificates and other instruments for such Covered Shares Duly Endorsed for transfer, free and clear of all liens and encumbrances, and voting or consenting in favor of such transaction (to the extent a vote or consent is required) and raising no objection against and taking any other necessary or appropriate action in furtherance thereof, including the execution and delivery of any other appropriate agreements, certificates, instruments and other documents and granting identical indemnification rights (either directly to the purchaser or pursuant to the provisions of a contribution agreement) pro rata based upon the number of shares sold by such Shareholder in the Compelled Sale; provided that, without the
                                                    --------
         written consent of a particular Shareholder, the amount of such Shareholder's indemnity shall not exceed the gross proceeds received by such Shareholder in such sale except with respect to indemnification which arises from misrepresentation or breach with respect to title to such Shareholder's securities or the authority of such Shareholder with respect to the Compelled Sale. If the Compelled Sale is structured as a merger or share exchange, each Compelled

         Holder agrees to waive any dissenters, appraisal or similar rights in connection with such merger or share exchange.

              (iv) Promptly after the consummation of the sale of Covered Shares of the Compelling Holder and Compelled Holders pursuant to this
         Section 4, the Compelling Holder shall give notice thereof to the Compelled Holders, shall remit to the Compelled Holders the total sales price of the Covered Shares of the Compelled Holders sold pursuant thereto (after deduction of the Compelled Holders' proportionate share of (A) the expenses associated with such sale, (B) amounts paid into escrow or held back, in the reasonable determination of the Compelling Holder, for indemnification or post-closing expenses, and (C) amounts subject to post-closing purchase price adjustments, based on the number of Covered Shares sold by the Compelled Holders in relation to the total number of Covered Shares being sold pursuant to this Section 4). In connection with the any such sale, except as provided below, the Compelling Holder shall not receive consideration or benefits (except that in the event Investors is the Compelling Holder, Affiliates of Investors may receive customary investment banking fees) which are not shared pro rata among the Compelling Holder and the Compelled Holders. Notwithstanding anything contained in this Section 4, in the event that all or a portion of the purchase price of the Covered Shares being sold pursuant to the Compelled Sale consists of non-cash consideration, the Compelling Holder selling Covered Shares pursuant thereto may, at their option, deliver to the Compelled Holders, in lieu of such non-cash consideration allocable to the Covered Shares being sold pursuant to the Compelled Sale, cash in an amount equal to the fair market value of such non-cash consideration, as determined by an independent investment banking firm or other nationally recognized appraisal firm acceptable to the Compelling Holder and the Compelled Holders; provided, that if
                                                             --------
         either (1) such non-cash consideration allocable to the Covered Shares being sold pursuant to the Compelled Sale may not in the opinion of the Compelling Holder be transferred lawfully without a Compelled Holder effecting a regulatory compliance (including, without limitation, preparation, registration or pre-registration of disclosure documentation) or (2) such non-cash consideration allocable to the Covered Shares being sold pursuant to the Compelled Sale may not, in the opinion of the Compelled Holder, lawfully be held by such Compelled Holder, the fair market value of such non-cash consideration, as determined by an independent nationally recognized investment banking firm or other nationally recognized appraisal firm acceptable to the Compelling Holder and the Compelled Holders, shall be paid to such Compelled Holder in lieu of such non-cash consideration.

         (d) Rule 506. If the Holding Company or the Compelling Holder enters into any negotiation or transaction for which Rule 506 under the Securities Act (or any similar rule then in effect) promulgated by the Securities and Exchange Commission or other securities regulatory authority may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the Compelled Holders will, at the request of the Compelling Holder, appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to the Compelling Holder. If any Compelled Holder appoints the purchaser representative designated by the Compelling Holder, the Holding Company will pay the fees of such purchaser representative, but if any Compelled Holder declines to appoint the purchaser representative designated by the Compelling Holders, such Compelled Holder will appoint another purchaser representative (reasonably acceptable to the Compelling Holder), and such Compelled Holder will be responsible for the fees of the purchaser representative so appointed.

         (e) Public Offering. In the event the Compelling Holder elects to cause the Holding Company to effect a Public Offering, the Compelling Holder shall have the rights of the Requesting Holder pursuant to section 2(a) of the Registration Rights Agreement, dated as of May 11, 2000, among the Holding Company, the Skylark Holders, Investors, Snyder and certain other holders of Common Shares, as amended, and the additional right to cause the Holding Company to include in such registration statement and issue and sell in the Public Offering pursuant thereto such number of Common Shares as the Compelling Holder shall determine in addition to such number of Common Shares it elects to include therein for its own account.

         (f)     Appraisal Option.

                 (i) Notwithstanding the foregoing, within 20 Business Days after receipt of the Compelled Sale Notice or a notice of Public Offering, the Skylark Holders and/or Snyder, in the case of a Compelled Sale Notice by Investors, Investors and/or Snyder, in the case of a Compelled Sale Notice by the Skylark Holders, and the Skylark Holders and/or Investors, in the case of a Compelled Sale Notice by Snyder, may cause the Holding Company to engage a nationally recognized independent investment banking firm or other nationally recognized appraisal firm selected by it that is acceptable to the Compelling Holder and the Compelled Holders (the "Appraisal Firm") to issue a report (the "Appraisal Report") within thirty days setting forth its determination of the price at which a Compelled Sale or Public Offering, as the case may be, of the Holding Company could be effected for cash and the net before tax proceeds that would be distributable to the holders of the Holding Company's equity securities from such Compelled Sale or Public Offering (the "Appraised Value"). Once the Appraised Value has been determined as contemplated by the preceding sentence of this Section 4(f), a copy thereof shall be delivered to Investors, the Skylark Holders and Snyder. Within ten days after receipt of the Appraisal Report, the Compelling Holder shall give notice to the Skylark Holders, Snyder and/or Investors, as the case may be, and the Holding Company whether or not it wishes to proceed with the Compelled Sale or Public Offering. If the Compelling Holder gives notice that it does not wish to proceed with the Compelled Sale or Public Offering, notice thereof shall be given to the Shareholders, and the Compelling Holder shall not be entitled give notice of a new Compelled Sale or Public Offering pursuant to this Section 4 until at least 180 days after it gave the notice not to proceed contemplated by this sentence. If the Compelling Holder gives notice that it wishes to proceed with the Compelled Sale or Public Offering, subject to paragraph (ii) of this Section 4(f), the Skylark Holders, Snyder and/or

         Investors and/or their respective Related Transferees, as the case may be, shall have the right, for a period of thirty calendar days after receipt of such notice, to give notice to the Compelling Holder of its or their election to purchase (either alone, with the Holding Company, or with other Persons designated by it or them, as the case may be) from the Compelling Holder and its Affiliates and their Related Transferees at a closing within thirty days after the date of such notice all, but not less than all (unless the Compelling Holder shall otherwise consent), of the equity securities of the Holding Company held by the Compelling Holder and its Affiliates and their Related Transferees (the "Appraisal Shares") for a total consideration equal to the net before tax proceeds that would have been distributed to the Compelling Holder and its Affiliates and their Related Transferees in exchange for the Appraisal Shares based upon the Appraisal Report, in which event the Compelling Holder and its Affiliates and their Related Transferees shall be obligated to sell the Appraisal Shares to the purchaser at the closing. In the event the Skylark Holders, Snyder and/or Investors, as the case may be, and their respective Related Transferees do not give notice to purchase, or the purchase is not closed, within the thirty-day period set forth herein, the Compelling Holder shall be entitled to proceed with the Compelled Sale or Public Offering pursuant to this Section 4.

               (ii) Pursuant to paragraph (i) of this Section 4(f), the Skylark Holders, Snyder and/or Investors, as the case may be, and their respective Related Transferees either acting alone or with other Persons designated by them (the "Appraisal Purchasers") shall be entitled to purchase their pro rata portion of the Appraisal Shares and if any of the Appraisal Purchasers do not elect to purchase their pro rata portion of the Appraisal Shares then the other Appraisal Purchasers shall be entitled to purchase all of the remaining Appraisal Shares; provided that if in the aggregate such other Appraisal
                 --------
         Purchasers elect to purchase more than the remaining Appraisal Shares, such remaining Appraisal Sharers purchased by each such electing Appraisal Purchaser will be reduced on a pro rata basis. Pro rata shall be based upon the number of Common Shares then held by the Appraisal Purchasers.

         5. The Holding Company's Right to Purchase Covered Shares Upon Involuntary Transfer. In the event of any Involuntary Transfer of Covered Shares, the Holding Company shall have the right (which right shall be assignable as determined by the Holding Co. Board of Directors) to purchase such Covered Shares pursuant to this Section 5. Upon the Involuntary Transfer of any Covered Shares of any Shareholder, such Shareholder shall promptly (but in no event later than two Business Days after such Involuntary Transfer) furnish written notice to the Holding Company indicating that the Involuntary Transfer has occurred, specifying the name of the Person to whom such Covered Shares have been Transferred (the "Involuntary Transferee") and giving a detailed description of the circumstances giving rise to, and stating the legal basis for, the Involuntary Transfer. Upon the receipt of such notice, and for 90 days thereafter (or at any time in the event such notice has not been given), the Holding Company shall have the right to purchase, and the Involuntary Transferee shall have the obligation to sell, all or any portion of the Covered Shares acquired by the Involuntary Transferee for a purchase price equal to the lesser of (i) the Fair Market Value of such Covered Shares on the date of Transfer to the Involuntary Transferee and (ii) the amount of the indebtedness or other liability that gave rise to the Involuntary Transfer plus the excess, if any, of the cost per share of such Covered Shares over the amount of such indebtedness or other liability that gave rise to the Involuntary Transfer. Notwithstanding the foregoing, the Holding Co. Board of Directors may, for good cause shown by the Shareholder who made the Involuntary Transfer, determine that payment of a purchase price equal to the Fair Market Value of such Covered Shares on the date of Transfer to the Involuntary Transferee, if higher than the price determined pursuant to clause (ii) above, would be appropriate under the circumstances and direct that payment be made in such amount.

         6. Pre-emptive Rights. Each Shareholder hereby waives any pre-emptive right it may have to subscribe for or purchase Common Shares issued to Investors pursuant to the Subscription Agreement and with respect to any Common Shares which may be issued by the Holding Company in the future.

         7. Legend. Each certificate evidencing Covered Shares and each certificate issued in exchange for or upon the transfer of any Covered Shares (if such shares remain Covered Shares upon such transfer) will be stamped or otherwise imprinted with a legend in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN OR WILL BE ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), OR ANY STATE SECURITIES OR "BLUE SKY" LAW, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE ACT AND SUCH BLUE SKY LAWS AND UNTIL THE ISSUER OF SUCH SECURITIES SHALL HAVE RECEIVED THE WRITTEN OPINION OF COUNSEL ACCEPTABLE TO IT TO THAT EFFECT.

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AMENDED AND RESTATED SHAREHOLDERS AGREEMENT DATED AS OF __________ __, 2001, AMONG RED ROBIN GOURMET BURGERS, INC. (THE " HOLDING COMPANY") AND SHAREHOLDERS THEREOF, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, PURSUANT TO THE TERMS OF WHICH THE TRANSFER OF SUCH SECURITIES IS RESTRICTED. SUCH AGREEMENT ALSO PROVIDES FOR VARIOUS OTHER LIMITATIONS AND OBLIGATIONS, AND ALL OF THE TERMS THEREOF ARE INCORPORATED BY REFERENCE HEREIN. A COPY OF SUCH SHAREHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE HOLDING COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

         The legend set forth in the first paragraph above shall be removed from the certificates evidencing any shares which are sold in a Public Sale.

         The legend set forth in the second paragraph above shall be removed from the certificates evidencing any shares which cease to be Covered Shares.

         8.  Transfer or Issuance.

         (a) Transfer. Prior to transferring any Covered Shares (other than in a Public Sale, a sale in connection with an initial Public Offering, or a Control Transfer) to any Person, the Transferring Shareholder will cause the prospective transferee to execute and deliver counterparts of this Agreement to the Holding Company.

         (b) Issuance. Prior to the issuance of any Common Shares or any right with respect thereto to any Person who is not a party to this Agreement, the Holding Company will cause such Person to execute and deliver counterparts of this Agreement to the Holding Company.

         9. Representation and Warranty of Shareholders. Each of the Shareholders hereby represents and warrants (i) that it is not a party to any contract or agreement (other than subscription agreements or agreements with its Affiliates), including any voting trust or other voting arrangement, whereby (A) any of the Covered Shares or any interest therein held by such party on the date hereof is to be offered, sold, assigned, pledged, hypothecated, or otherwise transferred (as used in this Section 9 only, a "transfer") or (B) any Person has been granted any rights inconsistent or in conflict with the provisions of this Agreement and (ii) that no such party has any present intention so to transfer any Covered Shares or any interest therein to any Person other than Permitted Transferees.

         10. Miscellaneous.

         (a) Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement will be effective against the Holding Company or the Shareholders, unless such modification, amendment or waiver is approved in writing by the Holding Company if it is to be effective against the Holding Company, or by the holders of a majority of the Covered Shares if it is to be effective against the Shareholders; provided, that any amendment, modification or waiver which
              --------
adversely affects the rights and obligations of any Shareholder in any material respect (an "Affected Holder") shall also require the approval of the Affected Holder; provided further that this Agreement may be amended by the Holding
        -------- -------
Company and the holders of a majority of the Common Shares to add as parties hereto Persons who in the future become shareholders of the Holding Company or of securities convertible into or exchangeable for Covered Shares as permitted by the terms of this Agreement. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

         (b) Information Rights. The Holding Company will furnish to each Shareholder, so long as such Shareholder and its Affiliates holds at least ten percent of the outstanding shares of any class of Voting Shares, the following information:
(i) within 15 days after the end of each four week accounting period of the Holding Company, the summary consolidated financial statements of the Holding Company (certified by the chief financial officer of the Holding Company) for such period, accompanied by a copy of the report, if any, provided by management to the Holding Co. Board of Directors, discussing the revenues and operations of the Holding Company and its Subsidiaries for such period; (ii) within 90 days after the end of each fiscal year of the Holding Company, its annual audited consolidated financial statements, accompanied by the report thereon by the Holding Company's independent accountants, accompanied by a copy of the report, if any, provided by management to the Holding Co. Board of Directors, discussing the revenues and operations of the Holding Company and its Subsidiaries for such year; (iii) promptly after filing, copies of any documents filed by the Holding Company or its Subsidiaries with the Securities and Exchange Commission; (iv) promptly after mailing or otherwise sending to its senior lenders, copies of all materials so mailed or sent thereto; and (v) any other information such Investor reasonably shall request.

     (c) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     (d) Entire Agreement. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     (e)  Successors and Assigns.

          (i) This Agreement will bind and inure to the benefit of and be enforceable by the Holding Company and its successors and assigns and the Shareholders, any subsequent holders of Covered Shares and the respective heirs, administrators, executors, representatives, successors and permitted assigns of each of them, so long as they hold Covered Shares.

          (ii) By subscribing to this Agreement, each Person that becomes a holder of Covered Shares hereby agrees, as of the date such Person becomes a holder of Covered Shares, to be bound by all of the terms and provisions hereof, which provisions shall be binding upon the heirs, executors, administrators, successors and permitted assigns of such Person.

     (f) Counterparts. This Agreement may be executed in separate counterparts each of which will be an original and all of which taken together will constitute one and the same agreement.

     (g) Remedies. The Shareholders will be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages will not be an adequate remedy for any breach of the provisions of this Agreement and that any Shareholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violation of the provisions of this Agreement.

     (h) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed effective and given upon actual delivery if presented personally, one Business Day after the date sent if sent by prepaid telegram, overnight courier services, telex or by facsimile transmission, or five Business Days if mailed by certified or registered mail, return receipt requested and postage prepaid, which shall be addressed to the following addresses:

     If to the Holding Company:

              Red Robin Gourmet Burgers, Inc.
              5575 DTC Parkway, Suite 110
              Greenwood Village, Colorado 80111
              U.S.A.
              Attention: Michael J. Snyder
                     and John W. Grant
              Facsimile: 303-846-6073

          with a copy to:

              O'Melveny & Myers LLP
              610 Newport Center Drive, 17/th/ Floor
              Newport Beach, California 92660
              U.S.A.
              Attention: Thomas J. Leary
              Facsimile: 949-823-6994

     If to Skylark or the Skylark Holders, to:

              16F Green-Tower Building
              6-14-1 Nishi Shinjuku-ku
              Tokyo
              JAPAN
              Attention: Tasuku Chino
              Facsimile: 03 (3349) 8244
          with a copy to:

              O'Melveny & Myers LLP
              610 Newport Center Drive, 17/th/ Floor
              Newport Beach, California 92660
              U.S.A.
              Attention: Thomas J. Leary
              Facsimile: 949-823-6994

     If to Investors, to:

              RR Investors, LLC
              RR Investors II, LLC
              c/o Quad-C, Inc.
              230 East High Street
              Charlottesville, Virginia 22902
              U.S.A.
              Attention: Edward T. Harvey, Jr.
              Facsimile: 804-979-1145

          with a copy to:

              McGuire, Woods, Battle & Boothe LLP
              One James Center
              Richmond, Virginia 23219
              U.S.A.
              Attention: Leslie A. Grandis
              Facsimile: 804-775-1061

     If to Snyder, to:

              Michael J. Snyder
              Red Robin Gourmet Burgers, Inc.
              5575 DTC Parkway, Suite 110
              Greenwood Village, Colorado 80111
              U.S.A.
              Facsimile No.: 303-846-6013
          with a copy to:

              Powers & Therrien, P.S.
              3502 Tilton Drive
              Yakima, Washington 98902
              U.S.A.
              Attention: Keith Therrien
                     and Leslie Powers
              Facsimile No.: 509-453-0745

     If to any other Shareholder:

          to the address specified in the corporate records of the Holding Company.

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

     (i) Governing Law. The corporation laws of the State of Delaware will govern all questions concerning the relative rights of the Holding Company and the Shareholders. All other questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance the internal law of the State of Colorado, without giving effect to any choice of law or conflict of law provisions (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

     (j) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     (k) Termination. The provisions of this Agreement will terminate automatically and be of no further force and effect upon the earlier to occur of
(i) the consummation of a Qualified Public Offering or (ii) the consummation of a Control Transfer. Notwithstanding the foregoing, in the event the Holding Company enters into an agreement to merge with or into any other Person or adopts any other plan of recapitalization, consolidation, reorganization or other restructuring transaction as a result of which the Shareholders and their respective Permitted Transferees shall own less than a majority of the outstanding voting power of the entity surviving such transaction, this Agreement shall terminate.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Shareholders Agreement on the day and year first above written.

                                      RED ROBIN GOURMET BURGERS, INC.


                                      By: /s/ Michael J. Snyder
                                         ---------------------------------------
                                         Michael J. Snyder
                                         President

                                      SKYLARK COMPANY, LTD.


                                      By:_______________________________________
                                         Name:
                                         Title:

                                      KIWAMU YOKOKAWA


                                      __________________________________________
                                      Kiwamu Yokokawa

                                      GAISHOKU SYSTEM KENKYUJO
                                      COMPANY, LTD.


                                      By:_______________________________________
                                         Name:
                                         Title:

                                      HIBARI GUAM CORPORATION


                                      By:_______________________________________
                                         Name:
                                         Title:

                                      RR INVESTORS, LLC


                                      By:_______________________________________
                                         Edward T. Harvey, Jr.
                                         President

         IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Shareholders Agreement on the day and year first above written.

                                      RED ROBIN GOURMET BURGERS, INC.


                                      By:_______________________________________
                                         Michael J. Snyder
                                         President

                                      SKYLARK COMPANY, LTD.


                                      By: /s/Yasutaka Ito
                                         ---------------------------------------
                                         Name: Yasutaka Ito
                                         Title: President

                                      KIWAMU YOKOKAWA


                                      /s/ Kiwamu Yokokawa
                                      ------------------------------------------
                                      Kiwamu Yokokawa

                                      GAISHOKU SYSTEM KENKYUJO
                                      COMPANY, LTD.


                                      By: /s/ Tadashi Yokokawa
                                         ---------------------------------------
                                         Name: Tadashi Yokokawa
                                         Title: President

                                      HIBARI GUAM CORPORATION


                                      By: /s/ Masataka Yamashita
                                         ---------------------------------------
                                         Name: MASATAKA YAMASHITA
                                         Title: PRESIDENT

                                      RR INVESTORS, LLC


                                      By:_______________________________________
                                         Edward T. Harvey, Jr.
                                         President

        IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Shareholders Agreement on the day and year first above written.

                                      RED ROBIN GOURMET BURGERS, INC.


                                      By:_______________________________________
                                         Michael J. Snyder
                                         President

                                      SKYLARK COMPANY, LTD.


                                      By:_______________________________________
                                         Name:
                                         Title:

                                      KIWAMU YOKOKAWA


                                      __________________________________________
                                      Kiwamu Yokokawa

                                      GAISHOKU SYSTEM KENKYUJO
                                      COMPANY, LTD.


                                      By:_______________________________________
                                         Name:
                                         Title:

                                      HIBARI GUAM CORPORATION


                                      By:_______________________________________
                                         Name:
                                         Title:

                                      RR INVESTORS, LLC


                                      By: /s/ Edward T. Harvey, Jr.
                                         ---------------------------------------
                                         Edward T. Harvey, Jr.
                                         President

                                  RR INVESTORS II, LLC


                                  By: /s/ Edward T. Harvey, Jr.
                                     -------------------------------------------
                                     Edward T. Harvey, Jr.
                                     President

                                  MICHAEL J. SNYDER


                                  ______________________________________________
                                  Michael J. Snyder

                                  THE STEPHEN SNYDER
                                  INTERVIVOS TRUST


                                  ______________________________________________
                                  Stephen S. Snyder, as trustee of The Stephen
                                  S. Snyder Intervivos Trust

                                  THE LOUISE A. SNYDER
                                  INTERVIVOS TRUST


                                  ______________________________________________
                                  Louise A. Snyder, as trustee of The Louise
                                  A. Snyder Intervivos Trust

                                  MICHAEL E. WOODS


                                  ______________________________________________
                                  Michael E. Woods

                                  ROBERT MERULLO


                                  ______________________________________________
                                  Robert Merullo

                                  SHAMROCK INVESTMENT COMPANY

                                  RR INVESTORS II, LLC


                                  By:___________________________________________
                                     Edward T. Harvey, Jr.
                                     President

                                  MICHAEL J. SNYDER


                                  /s/ Michael J. Snyder
                                  ----------------------------------------------
                                  Michael J. Snyder

                                  THE STEPHEN SNYDER
                                  INTERVIVOS TRUST


                                  ______________________________________________
                                  Stephen S. Snyder, as trustee of The Stephen
                                  S. Snyder Intervivos Trust

                                  THE LOUISE A. SNYDER
                                  INTERVIVOS TRUST


                                  ______________________________________________
                                  Louise A. Snyder, as trustee of The Louise
                                  A. Snyder Intervivos Trust

                                  MICHAEL E. WOODS


                                  ______________________________________________
                                  Michael E. Woods

                                  ROBERT MERULLO


                                  ______________________________________________
                                  Robert Merullo

                                  SHAMROCK INVESTMENT COMPANY

                                  RR INVESTORS II, LLC


                                  By:___________________________________________
                                     Edward T. Harvey, Jr.
                                     President

                                  MICHAEL J. SNYDER


                                  ______________________________________________
                                  Michael J. Snyder

                                  THE STEPHEN SNYDER
                                  INTERVIVOS TRUST


                                  /s/ Stephen S. Snyder
                                  ----------------------------------------------
                                  Stephen S. Snyder, as trustee of The Stephen
                                  S. Snyder Intervivos Trust

                                  THE LOUISE A. SNYDER
                                  INTERVIVOS TRUST


                                  /s/ Louise A. Snyder
                                  ----------------------------------------------
                                  Louise A. Snyder, as trustee of The Louise
                                  A. Snyder Intervivos Trust

                                  MICHAEL E. WOODS


                                  ______________________________________________
                                  Michael E. Woods

                                  ROBERT MERULLO


                                  ______________________________________________
                                  Robert Merullo

                                  SHAMROCK INVESTMENT COMPANY

                                  RR INVESTORS II, LLC


                                  By:___________________________________________
                                     Edward T. Harvey, Jr.
                                     President

                                  MICHAEL J. SNYDER


                                  ______________________________________________
                                  Michael J. Snyder

                                  THE STEPHEN SNYDER
                                  INTERVIVOS TRUST


                                  ______________________________________________
                                  Stephen S. Snyder, as trustee of The Stephen
                                  S. Snyder Intervivos Trust

                                  THE LOUISE A. SNYDER
                                  INTERVIVOS TRUST


                                  ______________________________________________
                                  Louise A. Snyder, as trustee of The Louise
                                  A. Snyder Intervivos Trust

                                  MICHAEL E. WOODS


                                  /s/ Michael E. Woods
                                  ----------------------------------------------
                                  Michael E. Woods

                                  ROBERT MERULLO


                                  /s/ Robert Merullo
                                  ----------------------------------------------
                                  Robert Merullo

                                  SHAMROCK INVESTMENT COMPANY

                                     /s/ George D. Hansen
                                     -------------------------------------------
                                     Name:
                                     Title:

                                     GEORGE D. HANSEN


                                     /s/ George D. Hansen
                                     -------------------------------------------
                                     George D. Hansen

                                     DEBORAH HANSEN


                                     /s/ Deborah Hansen
                                     -------------------------------------------
                                     Deborah Hansen

                                     BEVERLY C. BROWN


                                     /s/ Beverly C. Brown
                                     -------------------------------------------
                                     Beverly C. Brown

                                     L.V. BROWN, JR.


                                     /s/ George D. Hansen  for L.V. Brown, Jr.
                                     -------------------------------------------
                                     LV. Brown, Jr.

                                     GERALD R. KINGEN


                                     ___________________________________________
                                     Gerald R. Kingen

                                     ___________________________________________
                                     Name:
                                     Title:

                                     GEORGE D. HANSEN


                                     ___________________________________________
                                     George D. Hansen

                                     DEBORAH HANSEN



                                     ___________________________________________
                                     Deborah Hansen

                                     BEVERLY C. BROWN


                                     ___________________________________________
                                     Beverly C. Brown

                                     L.V. BROWN, JR.


                                     ___________________________________________
                                     LV. Brown, Jr.

                                     GERALD R. KINGEN

                                     /s/ Gerald R. Kingen
                                     -------------------------------------------
                                     Gerald R. Kingen

                                                                      Schedule A

                                 Skylark Holders
                                 ---------------

                     Skylark Company, Ltd.
                     Kiwamu Yokokawa
                     Gaishoku System Kenkyujo Company, Ltd.
                     Hibari Guam Corporation

                                                                      Schedule B

                                  Snyder Group
                                  ------------

                 Michael J. Snyder
                 Stephen S. Snyder Intervivos Trust
                 Louise A. Snyder Intervivos Trust
                 Michael E. Woods
                 Robert Merullo
                 Shamrock Investment Company, a Washington general partnership George D. Hansen
                 Deborah Hansen
                 Beverly C. Brown
                 L.V. Brown, Jr.

                                                                      Schedule C

                              Existing Shareholders
                              ---------------------

                          Gerald R. Kingen